Exhibit 10.11(b)

AFC LETTERHEAD

December 20, 2012

Don Gottwald

13085 Hamilton Crossing Boulevard

Carmel, IN  46032

Re: Amendment to Offer Letter

Dear Don:

This letter is intended to confirm that, notwithstanding any provisions to the contrary contained in any employment, severance, change in control, or consulting agreement or other agreement or arrangement (collectively, the “Agreements”) between you and KAR Auction Services, Inc. or any of its affiliates or subsidiaries (collectively and individually, the “Company”), it is the intention of the parties that, to the extent payment of any severance amount or benefit under the Agreements is conditioned upon your execution of a general release of claims against the Company (a “Release”), the following terms and conditions shall apply:

1)             The Release must be executed by you and returned to the Company, and must become irrevocable, within the period that is sixty (60) days following the date of your termination of employment or service with the Company.  The form of Release shall be delivered to you no later than ten (10) days following the date of your termination of employment or service with the Company.

2)             To the extent that such sixty (60) day period spans two calendar years, no payment of any severance amount or benefit that is (i) considered to be nonqualified deferred compensation within the meaning of Section 409A of the Internal Revenue Code and (ii) conditioned upon the Release, shall be made before the first day of the second calendar year, regardless of when the Release is actually executed and returned to the Company.

Except as set forth above, all other terms and conditions of the Agreements remain unchanged and in full force and effect.  Please sign and return a copy of this letter agreement to my attention by December 31, 2012 to indicate your agreement to and acceptance of the above.

Sincerely,

AUTOMOTIVE FINANCE CORPORATION

	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Its:	Assistant Secretary

ACCEPTED AND AGREED
this 20th day of December, 2012

/s/ Don Gottwald
Don Gottwald